  Exhibit 3.5

BYLAWS

OF

BOIS D’ARC ENERGY, INC.

i

ii

BYLAWS

OF

BOIS D’ARC ENERGY, INC.

ARTICLE I
OFFICES

     1.1. Principal Office and Registered Agent. The initial principal office of the Corporation shall be at 600 Travis Street, Suite 6275, Houston, Texas 77002. The name of the registered agent of the Corporation is National Registered Agents, Inc. of Nevada, and its address is 1000 East Williams Street, Suite 204, Carson City, Nevada 89701.

     1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

     2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Nevada as shall be specified or fixed in the notices or waivers of notice thereof.

     2.2. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Notwithstanding the other provisions of the Articles of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

     2.3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

     2.4. Special Meetings. Unless otherwise provided in the Articles of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer or by a majority of the Board of Directors, or by the written request of stockholders of record owning a majority of the capital stock of the Corporation issued and outstanding, and shall be called by the Chairman of the Board, by the Chief Executive Officer, or by the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least ten percent (10%) of the issued and outstanding stock entitled to vote at such meeting.

     2.5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 8.3 of these Bylaws, notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 2.12, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     2.6. Notice of Meetings. Written notice signed by the President, Vice President, Secretary, or Assistant Secretary, or other persons as the Chief Executive Officer or Board of Directors may designate, of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board or the Chief Executive Officer, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     2.7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the offices of the Corporation in Houston, Texas or a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be in writing and filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

     No proxy shall be valid after six (6) months from its date, unless the proxy provides for a longer period, which in no event may exceed seven (7) years. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     2.9. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Articles of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

     All voting, except as required by the Articles of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Articles of Incorporation.

     At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

     Unless otherwise provided in the Articles of Incorporation, cumulative voting for the election of directors shall be prohibited.

     2.10. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer, or if neither the Chairman of the Board nor the Chief Executive Officer is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

     2.12. Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action permitted or required by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders and dated as of the date of signature of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing. Delivery of written consent must be made personally or by certified or registered mail, return receipt requested, within sixty (60) days after the earliest date that a stockholder signed the written consent, to the corporations principal place of business, principal office in this state or officer or agent who has custody of the book in which the minutes of meetings of stockholders are recorded.

     2.13. Advance Notice Requirements. A notice of a stockholder to make a nomination or to bring any other matter before a meeting shall be made in writing and received by the

Secretary of the Corporation (a) in the event of an annual meeting of stockholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (b) in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Corporation not later than the close of the fifteenth (15th) day following the day on which notice of the meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Every such notice by a stockholder shall set forth:

(a)	the name and residence address of the stockholder of the Corporation who intends to make a nomination or bring up any other matter;

(b)	a representation that the stockholder is a holder of the Corporation’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c)	with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d)	with respect to an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and

(e)	with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

     Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected. At the meeting of stockholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this Section 2.13.

ARTICLE III
BOARD OF DIRECTORS

     3.1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Articles of Incorporation, the Board of Directors may exercise all the powers of the Corporation.

     The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be nine (9). Directors shall be elected by a plurality of the votes cast at the election. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

     The directors shall be divided into three (3) classes, Classes I, II and III. If the number of directors is not evenly divisible by three (3), the Board shall determine the number in each Class of directors, provided that the number of directors in any one Class shall not exceed any other Class by more than one (1). No director’s term shall be decreased because of a reduction in the number of authorized directors; however, if a director resigns, the Board may reduce the number of directors to the number of then incumbent directors. Unless otherwise provided in the Articles of Incorporation, directors need not be stockholders of the Corporation nor residents of the State of Nevada.

     3.2. Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine by resolution. The meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer, and the business of the meeting shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence, by the Chief Executive Officer, or by resolution of the Board of Directors.

     3.4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

     3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Section 8.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation or these Bylaws.

     3.7. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3) of the shares of the issued and outstanding capital stock entitled to voting power; provided that, if the Articles of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors, no director may be removed except upon the vote or written consent of stockholders owning sufficient shares to have prevented his election to office in the first instance.

     3.8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

     If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify, unless sooner displaced.

     3.9. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

     3.10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, sign, either originally or in counterparts, the minutes of the meeting. Such minutes shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Nevada.

     Unless otherwise restricted by the Articles of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

     3.11. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE IV
COMMITTEES

     4.1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in the resolution establishing such committee, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new Bylaws for the Corporation and, unless such resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

     4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

     4.3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V
OFFICERS

     5.1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, a Registered Agent and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Articles of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officers need be a director.

     5.2. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

     5.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     5.5. Powers and Duties of the Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; the Chief Executive Officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

     5.6. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall have no administrative duties relating to the Corporation or its property and he shall act as a consultant and advisor to the President. The Chairman of the Board shall preside when present at meetings of the stockholders and the Board of Directors. In addition, the Chairman of the

Board shall exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or as may be prescribed by these Bylaws.

     5.7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

     5.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions of the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     5.9. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

     5.10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

     5.11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; the Secretary may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; the Secretary may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; the Secretary shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; the Secretary shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors; and the Secretary shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

     5.12. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

     5.13. Resident Agent. The Resident Agent shall be either a natural person or a corporation, resident or located in the State of Nevada. Along with all other powers authorized by law, the Articles of Incorporation or these Bylaws the Registered Agent may accept legal process, demand or notice authorized by law to be served upon the Corporation.

     5.14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporations.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     6.1. Director Liability. To the fullest extent allowed by Nevada law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer of the Corporation unless it is proven that:

(a)	his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

(b)	his or her breach of those duties involved misconduct, fraud or a knowing violation of law.

Any repeal or amendment of this Section 6.1 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Section 6.1, a director shall not be liable to the Corporation or its stockholders or creditors to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Nevada Revised Statutes.

     6.2. Mandatory Indemnification. The Corporation shall indemnify (a) each director, officer, employee and agent, now or hereafter serving the Corporation, (b) each former director, officer, employee and agent, and (c) each person who may now or hereafter serve or who may have heretofore served at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in any of the foregoing capacities listed in (a), (b) and (c) above in this Section 6.2, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes (dealing with limitation of director liability); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Corporation. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Corporation shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Corporation; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Corporation in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provisions of these Bylaws, the Corporation, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

     6.3. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these Bylaws.

     6.4. Additional Indemnification. The Corporation may indemnify each person, though he is not or was not a director, officer, employee or agent of the Corporation, who served at the request of the Corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Corporation.

     6.5. Applicability. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

     6.6. Non-Exclusivity. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 6.4 above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

ARTICLE VII
CAPITAL STOCK

     7.1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. The Chief Executive Officer, the President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

     7.2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     7.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

     7.4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules, restrictions and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

     7.5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

     8.1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

     8.2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

     8.3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

     Whenever notice is required to be given by law, the Articles of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

     8.4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     8.5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     8.6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IX
AMENDMENTS

     If provided in the Articles of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.